P10000085263
FILED
October 19, 2010
Sec of State
rvarnadore

Electronic Articles of Incorporation for

QUANTAGEN BIOTECH INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is QUANTAGEN BIOTECH INC.

Article II

The Principle place of Business address:
200 N GLADES ROAD
SUITE 2
BOCA RATON, FL 33432

The mailing address of the corporation is:
200 N GLADES ROAD
SUITE 2
BOCA RATON, FL 33432

Article III

The purpose for which this corporation is organized is:
ANY AND ALL LAWFUL BUSINESS

Article IV

The number of shares the corporation is authorized to issue:
10

Article V

The names and Florida street addresses of the registered agent is:
BRIAN D YUSEM
200 N GLADES ROAD
SUITE 2
BOCA RATON, FL 33432

I certify that I am familiar with and accept the responsibilities of registered agent.
Electronic Signature of Registered Agent: /s/ BRIAN YUSEM
Article VI

The names and street addresses of the incorporator is:
BRIAN D YUSEM
200 N GLADES ROAD
SUITE 2
BOCA RATON, FL 33432
Electronic Signature of Incorporator: /s/  BRIAN YUSEM

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:
Title: P
BRIAN D YUSEM
200 N GLADES ROAD
SUITE 2
BOCA RATON, FL 33432

Article VII

The effective date for this corporation shall be:
10/12/2010

FILED
11 JUN 15 PM 4:12R

Articles of Amendment
to
Articles of Incorporation
of Quantagen Biotech Inc.

Document Number P10000085263

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation, Quantagen Biotech Inc., adopts the following amendments(s) to its Articles of Incorporation:

ARTICLE III CAPITAL STOCK

The maximum number of shares of capital stock that this Company is authorized to have outstanding at any one time is 200,000,000 (Two Hundred Million) shares, $0.001 par value. The 200,000,000 shares of capital stock of the Company shall be designated as follows:

    -    190,000,000 common shares
    -    10,000,000 Preferred Shares, the rights, and preferences of which are to be designated by the Company's Board of Directors.

Except as amended above the remained of the Company's Articles of Incorporation shall remain unchanged, and are hereby ratified and confirmed.

The Foregoing Amendment to the Articles of Incorporation was duly adopted on October 22, 2010 by the incorporators without shareholder action and shareholder action was not required.

Quantagen Biotech Inc.

/s/ Brian Yusem
Brian Yusem
Incorporator